Exhibit 99.1

CONTACTS:

The Trout Group LLC
Tricia Truehart
(646) 378-2953
ttruehart@troutgroup.com

Rexahn Pharmaceuticals Appoints Richard Rodgers to its Board of Directors

Rockville, MD., Dec. 3, 2014 - Rexahn Pharmaceuticals, Inc. (NYSE MKT: RNN), a clinical stage biopharmaceutical company developing best-in-class therapeutics for the treatment of cancer, announced today the appointment of Richard Rodgers to the company's Board of Directors.

"We are very pleased to have Rick join Rexahn’s Board of Directors," stated Peter D. Suzdak, Ph.D., Rexahn’s Chief Executive Officer. "Rick brings deep experience in financial management of oncology-focused development companies, in and out-licensing deals, as well as mergers and acquisitions with big-pharma.”

Chang Ahn, Ph.D., Chairman of the Board of Directors of Rexahn added, “Rick’s experience in managing oncology-focused biopharmaceutical companies spans the corporate life cycle from start-up, to building multi-billion valuations, to acquisition. We look forward to benefitting from his experience."

Mr. Rodgers was most recently Executive Vice President, Chief Financial Officer, Secretary and Treasurer of TESARO, an oncology focused biopharmaceutical company which he co-founded, from March 2010 until August 2013. He previously served as the Chief Financial Officer from June 2009 to February 2010 of Abraxis BioScience, which was subsequently acquired by Celgene. Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, from 2004 until its acquisition by Eisai, in January 2008. He has held finance and accounting positions at several private and public companies, including Arthur Andersen.  Mr. Rodgers also serves as a director for Ardelyx, Inc.  Mr. Rodgers received a B.S. in Financial Accounting from St. Cloud State University and his MBA in Finance from the University of Minnesota, Carlson School of Business.

About Rexahn Pharmaceuticals, Inc.
Rexahn Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to developing best-in-class therapeutics for the treatment of cancer. Rexahn currently has three clinical stage oncology candidates, Archexin®, RX-3117 and SupinoxinTM (RX-5902) and a robust pipeline of preclinical compounds to treat multiple types of cancer. Rexahn has also developed proprietary drug discovery platform technologies in the areas of Nano-Polymer-Drug Conjugate Systems (NPDCS), nano-medicines, 3D-GOLD, and TIMES. For more information, please visit www.rexahn.com.

Safe Harbor
To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Rexahn’s plans, objectives, expectations and intentions with respect to cash flow requirements, future operations and products, enrollments in clinical trials, the path of clinical trials and development activities, and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Rexahn’s actual results to be materially different than those expressed in or implied by Rexahn’s forward-looking statements. For Rexahn, particular uncertainties and risks include, among others, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the success and design of clinical testing; and Rexahn’s need for and ability to obtain additional financing. More detailed information on these and additional factors that could affect Rexahn’s actual results are described in Rexahn’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this news release speak only as of the date of this news release. Rexahn undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.